Exhibit 4.1(c)

                             VOLT SECURITY AGREEMENT


     VOLT SECURITY AGREEMENT dated as of April 12, 2002 (this "AGREEMENT") by and between VOLT INFORMATION SCIENCES, INC., a New York corporation, (the "GRANTOR") and JPMORGAN CHASE BANK, a New York banking corporation, as collateral agent (in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT") for the benefit of the Secured Creditors (as defined below). Capitalized terms used above or below in this Agreement, and not otherwise defined herein, are used with the meanings ascribed to them under the Credit Agreement (as defined below).

                              W I T N E S S E T H:

     WHEREAS, the Grantor is a party (as "Domestic Borrower") to a Credit Agreement dated as of the date hereof (as the same may from time to time be amended, extended, supplemented, restated, joined in, or otherwise modified or replaced, the "CREDIT AGREEMENT") among the Grantor, Gatton Volt Consulting Group Limited, the "Guarantors" named therein, the Administrative Agent, and the Lenders;

     WHEREAS, the Grantor may from time to time be a party to one or more Designated Swap Agreements (with any institution that participates, and in each case including their respective assigns, as a counterparty to any Designated Swap Agreement being referred to, collectively, as the "HEDGE CREDITORS"; and with the Hedge Creditors together with the Administrative Agent, the Issuing Bank, and the Lenders, being referred to, collectively, as the "Secured Creditors"; and with the Hedge Creditors intended to benefit hereunder as herein provided); and

     WHEREAS, pursuant to the Credit Agreement, the Grantor is required to grant, and the Grantor has agreed to grant, assign and pledge to the Collateral Agent, for the benefit of the Secured Creditors, a continuing first and prior security interest in and to all of the Collateral (as defined below) to secure all of the Obligations (as defined below) of the Grantor.

     NOW, THEREFORE, the Grantor, intending to be bound hereby, in consideration of the premises hereof, and having induced (i) the Administrative Agent and the Lenders to enter into the Credit Agreement, and (ii) the Lenders to make Loans and issue Letters of Credit in accordance with the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Grantor, hereby agrees with the Collateral Agent, for the benefit of the Secured Creditors, as follows:

     1. Grant of Security Interest. The Grantor, to secure its Obligations, hereby assigns, pledges and grants to the Collateral Agent for the benefit of the Secured Creditors a continuing first and prior security interest in and to all of the Grantor's rights, title and interests in and to all of the following property, rights and interests in property of the Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located and all products, proceeds, supporting obligations, substitutions, accessions and replacements thereof (all of the same being herein referred to as the "COLLATERAL"):

        The promissory note dated April 12, 2002 made by Volt Funding Corp., a Delaware corporation ("VOLT FUNDING"), payable to the Grantor, issued pursuant to that certain Receivables Sale and Contribution Agreement dated as of April 12, 2002 between the Grantor, as seller, and Volt Funding, as buyer (the "BUYER NOTE"), whether constituting an account, an instrument, a payment intangible or another general intangible.

     2. Security for Obligations. The foregoing grant of a security interest in and to the Collateral secures the full and prompt payment and performance when due of (a) all obligations and liabilities of the Grantor to any or all of the Secured Creditors now or hereafter existing under, arising under or related to this Agreement, including, but not limited to, any amounts advanced or incurred by the Collateral Agent in maintaining or preserving any Collateral or otherwise in connection with this Agreement, and (b) all obligations and liabilities, owing to any or all of the Secured Creditors from or by the Grantor, of any kind or nature whatsoever, present or future, however created, incurred, acquired or owing, whether for principal, interest, fees, indemnification, expenses (including, without limitation, any attorneys' fees incurred in connection with administering or enforcing any of the Credit Documents or any Designated Swap Agreements), or otherwise (including, without limitation, any interest and/or any of the other foregoing items accrued after the commencement of any bankruptcy or similar proceeding by or against the Grantor), whether or not evidenced by any note, guaranty or other instrument; provided that the same arises under or relates to the Credit Agreement, any Designated Swap Agreement, or any of the other Credit Documents to which the Grantor is a party or by which it is bound (all such obligations and liabilities of the Grantor described above in this paragraph 2 being herein collectively referred to as the "OBLIGATIONS").

     3. Grantor Remains Liable. Anything herein to the contrary notwithstanding,
(a) the Grantor shall remain liable under any contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under any contracts and agreements included in the Collateral, and (c) neither the Collateral Agent nor any Secured Creditor shall have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of them be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     4. Further Assurances. (a) The Grantor hereby agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that the Collateral Agent may reasonably request, in order to create, evidence, perfect or preserve any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will mark the Buyer Note with a legend, in form and substance satisfactory to the Collateral Agent, indicating that the Collateral is subject to the security interest granted hereby.

        (b) The Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto (including, without limitation, any



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

filings with any office or agency of the United States or any state or territory thereof or in any other appropriate jurisdiction) relative to all or any part of the Collateral without the signature of the Grantor, where permitted by law. The Grantor hereby agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement where permitted by law. The Grantor hereby agrees to execute any such statement or amendment where, in accordance with applicable law, such signature may be necessary or appropriate in connection with any such filing.

        (c) The Grantor will furnish to the Collateral Agent such reports and schedules, as the Collateral Agent may reasonably request, in connection with any or all of the Collateral, all in detail, form and substance satisfactory to the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be entitled to obtain any information, however detailed, which it may request with regard to the Collateral, and to take any steps necessary to monitor and verify all agings and other matters with respect thereto. The Grantor will permit the Collateral Agent, by any of its officers, employees and/or designated agents, at any time or times during the Grantor's usual business hours (upon reasonable prior notice, which will be deemed to be one (1) Business Day if any Event of Default has occurred and is continuing), to inspect, investigate and/or conduct audits with respect to the Collateral, at the Grantor's sole expense.

     5.   Representations   and   Warranties:   General.   In  addition  to  the
representations and warranties made in the Credit Agreement the Grantor hereby represents and warrants, as follows:

        (a) The Grantor is duly incorporated or otherwise organized, and existing, under the laws of the state set forth in Schedule A attached hereto. The principal place of business and chief executive office of the Grantor is located at the address identified as such on Schedule A attached hereto and all records concerning the Collateral are located at the addresses specified in said Schedule A. The exact legal name of the Grantor is as set forth on the signature page to this Agreement, unless otherwise noted on said Schedule A.

        (b) The Grantor has good, indefeasible and merchantable title to the Collateral. The Grantor owns the Collateral free and clear of any lien, security interest, charge or encumbrance, except for the (i) security interests in favor of the Collateral Agent created by this Agreement, and (ii) other encumbrances permitted under the Credit Agreement. Except (i) as are being terminated on or prior to the date hereof, and (ii) such as may have been filed in favor of the Collateral Agent, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office in the United States.

        (c) This Agreement, together with actions heretofore taken and the proper filing of the UCC financing statements pertaining to the Collateral, creates a valid and perfected first priority security interest in all Collateral located in or arising from the United States or any state or territory thereof, securing the payment of the Obligations of the Grantor, and all filings and other actions necessary to create, evidence, perfect and preserve such security interest (save for the timely filing of UCC-1 financing statements and all continuation statements or other statements required by applicable law) have been duly taken.



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

        (d) Except as set forth on Schedule B attached hereto and made a part hereof, during the five (5) years immediately preceding the date of this Agreement, the Grantor has had no other company names or fictitious names or been known under or used any other company or fictitious names.

        (e) Neither the execution or delivery of this Agreement, nor the consummation of the granting and perfection of the security interests contemplated hereby, nor the compliance with or performance of the terms and conditions of this Agreement by the Grantor is prevented by, limited by, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) the by-laws or any other organizational document with respect to the Grantor or other agreement among the shareholders of the Grantor, (ii) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, trust agreement, license agreement or any other agreement or instrument to which the Grantor is a party or by which it is bound, or (iii) any provision of law, any order of any court or administrative agency or any rule or regulation applicable to the Grantor.

     6. Intentionally Omitted.

     7. Intentionally omitted.

     8. Covenants: General. Without limiting the agreements and covenants contained in the Credit Agreement or in any other Credit Document to which the Grantor is a party, the Grantor hereby covenants and agrees with the Collateral Agent that:

        (a) Unless all steps have been taken which will at all times (after the change in question) preserve the Collateral Agent's first priority projected security interest in all Collateral being provided by the Grantor, it shall not
(i) change the state in which the Grantor is incorporated or organized, or (ii) change the Grantor's name (Schedule A hereto shall be deemed to have been amended automatically upon a change effected in compliance with the foregoing sentence.)

        (b) It shall preserve and maintain the security interest created by this Agreement and will protect and defend its title to the Collateral so that the security interest so granted shall be and remain a continuing first and prior perfected security interest in the Collateral. The Grantor will not create, assume or suffer to exist any security interest or other lien or encumbrance in the Collateral, except for the security interest created by this Agreement or as otherwise permitted under the Credit Agreement.

        (c) The Grantor shall maintain books and records pertaining to the Collateral in accordance with GAAP and in such detail, form and scope as the Collateral Agent may reasonably require.

        (d) The Grantor shall execute such other documents as may be reasonably requested by the Collateral Agent in order to effectuate the security interests granted herein.



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

     9. Covenants Regarding Collateral. The Grantor shall comply with the following covenants regarding Collateral:

        (a) The Grantor shall keep its principal place of business and chief executive office and the office where it keeps its records concerning the Collateral, and the offices where it keeps all originals of all documents evidencing or relating to any or all Collateral, at the location therefor specified in Section 5(a) hereof or, upon the Collateral Agent's actual receipt of at least thirty (30) days' prior written notice to the Collateral Agent, at other locations in the United States, which notice (once received) will be deemed to automatically update Schedule A hereto, and Section 5(a) hereof.

        (b) Except as otherwise provided in this Section 9(b), the Grantor shall continue to collect, at its own expense, all amounts due or to become due to the Grantor under the Buyer Note. In connection with such collections, the Grantor may take (and, at the Collateral Agent's direction, shall take) such action as the Grantor or the Collateral Agent may deem necessary or advisable to enforce collection of the Buyer Note; provided, however, that upon the occurrence and at any time thereafter during the continuation of an Event of Default, the Collateral Agent shall have the right to enforce the Grantor's rights against Volt Funding or any other obligors relating to the Collateral including, but not limited to, the right to notify Volt Funding and any other obligors under any Collateral of the security interest in the Collateral granted to the Collateral Agent and to direct Volt Funding and/or such other obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Collateral Agent. In such event, upon notice to the Grantor, and at the sole expense of the Grantor, the Collateral Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Collateral Agent referred to in the preceding sentence: (i) all amounts and proceeds (including instruments) received by the Grantor in respect of any Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement); and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

     10. Intentionally omitted.

     11. Intentionally omitted.

     12. Transfers and Other Liens. The Grantor may not, unless the Collateral Agent shall have provided its prior written consent thereto, which consent shall be given or withheld in the Collateral Agent's sole discretion:

        (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as expressly permitted under the Credit Agreement; or

        (b) create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral, other than the security interest in



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

favor of the Collateral Agent pursuant to this Agreement and any other encumbrance permitted under the Credit Agreement.

     13. Collateral Agent Appointed Attorney-in-Fact. Upon the occurrence and during the continuation of an Event of Default, the Grantor hereby irrevocably appoints the Collateral Agent (and any officer or agent of the Collateral Agent with full power of substitution and revocation) as the Grantor's attorney-in-fact (coupled with an interest), with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

        (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

        (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

        (c) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

        (d) to discharge any lien or encumbrance on or against the Collateral or bond the same.

     14. Collateral Agent May Perform Agreements. If the Grantor fails to perform any agreement contained herein, the Collateral Agent may, after five day's notice to the Grantor (unless the Collateral Agent deems it necessary to take more immediate action), itself perform, or cause performance of, such agreements, and the reasonable out-of-pocket expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor under Section 18(b) hereof (including, without limitation, the reasonable fees and disbursements of counsel); provided, however, that any such action by the Collateral Agent shall not be deemed to be a waiver of any Event of Default or Default, which may have resulted from the Grantor's failure to perform any such agreement.

     15. Collateral Agent's Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (and the interests of the Secured Creditors) in the Collateral (granted by the Grantor) and shall not impose any duty upon the Collateral Agent or any Secured Creditor to exercise any such powers, or any liability upon the Collateral Agent or any Secured Creditor upon the exercise of any such powers. Except for the safe custody of any Collateral in their possession and the accounting for moneys actually received by any of them pursuant to the Collateral Agent's exercise of remedies hereunder, the Collateral Agent and the Secured Creditors shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent and the Secured Creditors shall be deemed to have exercised reasonable care in



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

the custody and preservation of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent or any other such Person respectively accords its own property.

     16. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

        (a) The Collateral Agent may exercise in respect of any Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC and/or any other applicable law and/or in equity and also may do any or all of the following, whether separately, successively, or simultaneously, all to the extent permitted under the UCC, any other applicable law and/or the Credit
Agreement:

            (i) In the  name  of the  Collateral  Agent,  or in the  name of the
Grantor, or otherwise, enforce the Grantor's rights against Volt Funding or other obligor, and may demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but the Collateral Agent shall be under no obligation so to do, and the Collateral Agent, may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Grantor.

            (ii) Subject to applicable law and the terms of any lease agreement that may apply, enter upon any premises where any Collateral may be, and take possession thereof, and maintain such possession on the Grantor's premises, or demand and receive such possession from any Person who has possession thereof, or remove the Collateral or any part thereof, to such other places as the Collateral Agent may desire, without any obligation to pay the Grantor for any use and occupancy of such premises.

            (iii) Require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties.

            (iv) Without notice except as specified below and with or without taking the possession thereof, sell, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Collateral Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Grantor hereby agrees that, to the extent notice of sale shall be required by law, at least seven (7) Business Days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor,



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

and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby agrees that the Collateral Agent shall have no obligation to preserve rights in the Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

            (v) Whether or not any Obligations shall have matured or shall have been accelerated pursuant to the Credit Agreement or otherwise, the Collateral Agent may in addition to any other rights it may have under this Agreement or otherwise, appoint by instrument in writing a receiver or receiver and manager (both of which are herein called a "RECEIVER") of all or any part of the Collateral or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Any such Receiver is hereby given and shall have the same powers and rights as the Collateral Agent has under this Agreement, at law or in equity. In exercising any such powers, any such Receiver shall act as, and for all purposes shall be deemed to be, the agent of the Grantor and neither the Collateral Agent nor any Secured Creditor shall be responsible for any act or omission of any such Receiver absent the willful misconduct of the Collateral Agent or the Receiver. The Collateral Agent may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or other in his or their stead from time to time. Any Receiver so appointed may be an officer or employee of the Collateral Agent or any Secured Creditor. The Grantor agrees that any Receiver appointed by the Collateral Agent need not be appointed by, nor is his appointment required to be ratified by, nor his actions in any way supervised by, a court.

            (vi) Apply, without notice, any cash or cash items constituting Collateral in the possession of the Collateral Agent or any Secured Creditor, in a manner consistent with the Credit Agreement, to payment of any of the Obligations. The Grantor hereby waives, to the extent permitted by applicable law, all rights of the Grantor to prior notice and hearing under any applicable statute or constitution (in the case of such notice only, to the extent that such statute or constitution gives rights as to notice that are greater than are provided for herein or provides for any notice period when none is otherwise provided for herein).

        (b) All cash proceeds received by the Collateral Agent under foregoing subsection (a), in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral granted by the Grantor may, in the discretion of the Collateral Agent, be held by the Collateral Agent as Collateral for, and/or may then or at any time thereafter be applied (after payment of any amounts payable to the Collateral Agent or any Secured Creditor pursuant to Section 18 hereof) in whole or in part by the Collateral Agent against all or any part of the Obligations, in such order as the Collateral Agent shall elect consistent with any requirements in the Credit Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

     17. Collateral Agent to Act on Behalf of the Secured Creditors. The Secured Creditors agree, by their acceptance of the benefits hereof, that this Agreement may be enforced on their behalf only by the actions of the Collateral Agent, acting upon the instructions of the Required Lenders, and that none of the Lenders (nor any other Secured Creditor) shall have any



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

right to seek to enforce this Agreement or to realize upon the security granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Secured Creditors, upon the terms of this Agreement.

     18. Indemnity and Expenses. (a) The Grantor agrees to defend, protect, indemnify and hold harmless the Collateral Agent, each of the Secured Creditors and each employee, officer, director, agent, professional person, successor and assignee of each of them and each of their respective Affiliates and subsidiaries (all of the foregoing collectively referred to herein as the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgment, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable out-of-pocket fees and disbursements of counsel for the
Collateral Agent and the other Indemnitees, incurred in connection with any action or proceeding between the Grantor and any Indemnitee or between any Indemnitee and any third party or otherwise, with respect to any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitee (whether direct, indirect, economic, special, punitive, treble or consequential and whether based on any federal, state, local or foreign laws or other statutory regulations, including, without limitation, Environmental Laws, securities and commercial laws and regulations, under common law or equitable principles) in any manner relating to or arising out of this Agreement, the Collateral or any of the Obligations of the Grantor, or any act, event or transaction related or attendant thereto or contemplated hereby, or any action or inaction by any Indemnitee hereunder or in connection therewith, including, in each such case, any allegation of any such matters, whether meritorious or not (collectively, the "INDEMNIFIED MATTERS"); provided, however, that the Grantor shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters resulting from the gross negligence or willful misconduct of such Indemnitee. The covenants of the Grantor contained in this Section 18(a) shall survive the payment in full of all amounts due and payable under this Agreement, the Credit Agreement, the Designated Swap Agreements, and the other Credit Documents, and the full satisfaction of all other Obligations, and are in addition to, and cumulative with respect to, all other indemnities contained in the Credit Agreement, the Designated Swap Agreements, or any of the other Credit Documents.

        (b) The Grantor will, upon demand, pay to the Collateral Agent the amount of any and all expenses, including the reasonable out-of-pocket fees and disbursements of the Collateral Agent's and of any experts and agents (including, without limitation, any Affiliates of the Collateral Agent), which the Collateral Agent and each Secured Creditor may incur in good faith in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, including, without limitation, any and all amounts paid by or on behalf of the Collateral Agent in respect of returned and uncollected checks and drafts pursuant to Section 9(b) hereof, (iii) all out-of-pocket costs and expenses in connection with the audits, inspections and investigations conducted by the Collateral Agent pursuant to Section 4(c) hereof, (iv) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, including, without limitation, any and all audits with respect to the Collateral conducted by or on behalf of the Collateral Agent pursuant to
Section 4(c) hereof, or (v) the failure by the Grantor to perform or observe any of the provisions hereof; provided, however that the Grantor shall not have any



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

obligation to the Collateral Agent to pay such costs or expenses if such costs or expenses were incurred directly due to the Collateral Agent's or any such other Person's gross negligence or willful misconduct.

     19. Security Interests Absolute. All rights of the Collateral Agent and the security interests granted hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:

        (a) any lack of validity or enforceability of the Credit Agreement, any Designated Swap Agreement, the Guaranty of Payment, any other Credit Document, or any other agreement, document or instrument relating thereto;

        (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of, or any consent to any departure from, the Credit Agreement, any Designated Swap Agreement, the Guaranty of Payment or any other Credit Document;

        (c) any exchange, release or non-perfection of any portion of the Collateral or any other collateral held by the Collateral Agent or any release or amendment or waiver of, or consent to any departure from, any guaranty for all or any of the Obligations; and

        (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Obligations or otherwise with respect to this Agreement.

     20. Survival of Representations and Warranties. The Grantor hereby covenants, warrants and represents to the Collateral Agent and each Secured Creditor that all representations and warranties of the Grantor contained in this Agreement, any Designated Swap Agreement and/or in any other Credit Document are true and correct at the time of the Grantor's execution of this Agreement, shall survive the execution, delivery and acceptance hereof and thereof, as applicable, by the parties hereto and thereto, and shall continue in effect until: (i) Obligations have been indefeasibly paid and satisfied in full and the Commitments have been terminated, or (ii) until the earlier termination of the security interests granted hereby.

     21. Waiver by the Collateral Agent. The Collateral Agent's failure, at any time or times, to require strict performance by the Grantor of any provision of this Agreement shall not waive, affect or diminish any right of the Collateral Agent thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Collateral Agent of an Event of Default or a Default shall not suspend, waive or affect any other Event of Default, a Default, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Grantor contained in this Agreement and no Event of Default or Default shall be deemed to have been suspended or waived by the Collateral Agent, unless such suspension or waiver is by an instrument in writing signed by an officer of the Collateral Agent and directed to the Grantor specifying such suspension or waiver.

     22. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     23. Provisions Reasonable. The Grantor hereby expressly acknowledges and agrees that the provisions of this Agreement and, in particular, those respecting remedies and powers of the Collateral Agent against the Grantor, its business and the Collateral upon the occurrence of any Event of Default, are commercially reasonable and not manifestly unreasonable.

     24. Intentionally Omitted.

     25. Addresses for Notices. Each notice to, and each demand upon, the Grantor by the Collateral Agent relating to this Agreement and each notice to, and each demand upon, the Collateral Agent by the Grantor relating to this Agreement and any notice to the Collateral Agent of the bankruptcy, insolvency or consummation of any other similar proceeding of the Grantor, shall specifically refer to this Agreement, and shall be in writing (including facsimiles) and shall be given and deemed to have been given in accordance with
Section 9.01 of the Credit Agreement.

     26. Continuing Security Interest; Assignments. This Agreement shall create a continuing security interest in the Collateral granted by the Grantor and shall (i) remain in full force and effect until the Obligations are indefeasibly paid and satisfied in full and the Commitments are terminated, (ii) be binding upon the Grantor, its respective successors and assigns, and all other Persons who become bound as a debtor to this Agreement and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the Secured Creditors, and their respective successors, transferees and assigns. The Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor. When the Obligations have been indefeasibly paid and satisfied in full and are no longer outstanding, the security interests granted hereby shall terminate and all rights to the Collateral granted by the Grantor shall revert to the Grantor. Upon any such termination, the Collateral Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

     27. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive, internal laws of the State of New York, without regard to its principles of conflicts of law other than ss.5-1401 of the New York General Obligations Law.

     28. CONSENT TO JURISDICTION AND SERVICE OF PROCESS: WAIVER OF JURY TRIAL. THE GRANTOR AND THE COLLATERAL AGENT AGREE THAT SECTIONS 9.09 AND 9.10 OF THE CREDIT AGREEMENT SHALL APPLY, MUTATIS MUTANDIS, WITH RESPECT TO ANY LITIGATION BASED ON OR ARISING UNDER THIS AGREEMENT, AND SUCH SECTIONS ARE INCORPORATED BY REFERENCE HEREIN.

     29. Modification of Agreement. This Agreement may not be modified, amended, discharged or waived, in whole or in part, except by a writing signed by each of the parties hereto, and any such amendment, modification, discharge or waiver shall only be effective in the specific instance where it is made. No statement, promise or representation as to the enforceability, validity or intent of the Collateral Agent to enforce this Agreement or any of its terms, has been made by the Collateral Agent or any Person acting or purporting to act on its behalf, and the Grantor expressly acknowledges that it has not relied on any such statement, promise or representation in entering into or executing this Agreement. The Collateral Agent shall not be required to enter into or to make or give any consent, amendment, modification, discharge or waiver under this Agreement unless it has received the consent of the Required Lenders, or of all the Lenders where the Collateral Agent has reasonably determined that the Credit Agreement so requires.

     30. Conflicts. Notwithstanding anything in this Agreement to the contrary, in the event of an actual conflict between this Agreement, on the one hand, and the Credit Agreement, on the other, the provisions of the Credit Agreement shall govern to the extent of such conflict.

     31. Limitation of Liability. No claim may be made by the Grantor or any other Person against any Indemnitee for any special, indirect, consequential, punitive or treble damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, the Guaranty of Payment, the Credit Agreement or any other Credit Documents or any Designated Swap Agreements, or any act, omission or event occurring in connection herewith or therewith; and the Grantor hereby waives, releases and agrees not to sue upon any claim for any and all special, indirect, consequential, punitive or treble damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     32. Headings; Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise: (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time joined in, amended, supplemented or otherwise modified (except where such joinder, amendment, supplement or modification is not permitted hereunder without the Collateral Agent's consent and such consent has not been obtained); (b) any reference herein to any Person shall be construed to include such Person's heirs, administrators, executors, successors and assigns; (c) unless otherwise stated, the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (d) unless otherwise stated, all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers there into duly authorized as of the date first above written.


VOLT INFORMATION SCIENCES, INC.
a New York corporation


By:
    -------------------------------
    Name:
    Title:



AGREED
------

JPMORGAN CHASE BANK,
as Collateral Agent


By:
    -------------------------------
    Name:
    Title:


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